Exhibit 99.1

Company Contact:

Jill A. Hewitt

Senior Vice President, Investor Relations Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7513

Fax: (732) 349-2579

email: JHewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

Announces Appointment of

Steven J. Tsimbinos to Executive Vice President

TOMS RIVER, NEW JERSEY, June 20, 2016…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, announced the appointment of Steven J. Tsimbinos to Executive Vice President of OceanFirst Financial Corp. and OceanFirst Bank.

Mr. Tsimbinos joined OceanFirst Financial Corp. in September of 2010 as First Senior Vice President General Counsel and Corporate Secretary, and continues to serve in these positions. As General Counsel, Mr. Tsimbinos is responsible for managing the Bank’s Legal Department. Mr. Tsimbinos also has administrative oversight over the Company’s Audit and Enterprise Risk Management departments. Mr. Tsimbinos reports to President and Chief Executive Officer Christopher D. Maher.

President and CEO Maher commented on the announcement, “During his tenure, Steve has proven to be a great asset to OceanFirst for his legal expertise as well as the strategic guidance he provides to our growing community bank. Steve is a valuable member of the executive management team and we appreciate his contributions to the success of our organization.”

Prior to joining OceanFirst in 2010, Mr. Tsimbinos held the positions of General Counsel and Chief Compliance Officer in the Red Bank, New Jersey office of Copper River Management, L.P., the

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com investment manager to a family of hedge funds and partner in the law firm Lowenstein Sandler PC in Roseland, New Jersey; and began his legal career with Thatcher Proffitt & Wood in New York. He is a graduate of Boston University School of Law, magna cum laude, and Skidmore College.

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $4.2 billion in assets and 50 branches located throughout central and southern, New Jersey. OceanFirst Bank delivers commercial and residential financing solutions, wealth management, and deposit services and is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst assumes no duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those disclosed in OceanFirst’s other periodic reports filed with the Securities and Exchange Commission, as well as the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that following the completion of the transaction, OceanFirst’s business may not perform as expected due to transaction-related uncertainty or other factors; that OceanFirst is unable to successfully implement integration strategies; reputational risks and the reaction of OceanFirst’s customers, employees and other constituents to the transaction; and diversion of management time on integration-related matters. For any forward-looking statements made in this press release or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com